[LETTERHEAD OF CONNOLLY EPSTEIN CHICCO FOXMAN ENGELMYER & EWING
                     a pennsylvania professional corporation
                                attorneys at law]



PacificHealth Laboratories
1460 Route 9 North
Woodbridge, NJ  07095

         Re:      Registration Statement on Form SB-2
                  File No. 333-36379
                  -----------------------------------

Dear Gentlemen/Ladies:

     We have acted as counsel to PacificHealth Laboratories, Inc. (the "Company") in connection with the preparation and filing of the above captioned Registration Statement (the "Registration Statement") relating to the public offering of up to 1,380,000 shares of Common Stock, par value $.0025, to be sold by the Company to First Montauk Securities Corp. ("FMSC") as underwriter, including 180,000 shares which FMSC will have the option to purchase from the Company solely for the purpose of covering over-allotments.

     We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuineness of all signatures appearing on such documents, and the genuineness and authenticity of all copies submitted to us conformed, photostatic or other copies as true copies of the original document.

     On the basis of the foregoing, we are of the opinion that the shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

PacificHealth Laboratories
December 15, 1997
Page 2

     We consent to the filing of this opinion as an Exhibit to the Registration, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             CONNOLLY EPSTEIN CHICCO
                                             FOXMAN ENGELMYER & EWING

                                             By: /s/ Joseph Chicco
                                                -----------------------------
                                                        Joseph Chicco

JOC:lpf